UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2010

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 255-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2010, Cumberland Pharmaceuticals Inc., or the Company, entered into an Exclusive Distribution Agreement with Cardinal Health 105, Inc., or the Agreement. The Agreement appoints Cardinal Health 105, Inc., or Cardinal, as the exclusive distribution agent for Acetadote, Caldolor and Kristalose in the United States, Puerto Rico and other countries, as agreed to from time to time. The Agreement has an initial term of three years that is terminable by either party upon 120 days notice. After the initial term of three years, the contract is automatically renewed on a year-to-year basis that is terminable by either party with ninety days notice. Under the Agreement, Cardinal agrees to provide various services, including storage, distribution, returns, customer support, and system access support to the Company in connection with the distribution of its products under certain guidelines and for a fee, as determined by the fee schedule. The foregoing is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.7† Exclusive Distribution Agreement, effective as of July 1, 2010, by and between Cardinal Health 105, Inc. and Cumberland Pharmaceuticals Inc.

† Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from Exhibit 10.7 and submitted separately to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

August 13, 2010	By:	David L. Lowrance

Name: David L. Lowrance
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.7	31.1 Certification of Chief Executive Office Pursuant to Rule 13-14(a) of the Securities Exchange Act of 1934 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.